UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 25, 2017
Date of Earliest Event Reported: April 26, 2017
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2431 E. 61st Street, Suite 850
Tulsa, Oklahoma
(Address of principal executive offices)
74136
(Zip code)
(918) 743-7575
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in this Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 25, 2017, Mid-Con Energy GP, LLC (the “General Partner”), the general partner of Mid-Con Energy Partners, LP (the “Partnership”) appointed John W. Brown as an independent director to the Board of Directors of its general partner (the “Board”). Mr. Brown will receive compensation in accordance with the Partnership’s policies for compensating directors, including long-term equity incentive awards under the Partnership’s Long-Term Incentive Program. Mr. Brown is being appointed as a member of the audit committee of the Board.

Item 7.01	Regulation FD Disclosure.
On April 26, 2017, the Partnership issued a press release announcing the appointment of Mr. Brown to the Board and announcing a cash distribution for its Class A Convertible Preferred Units (the “Preferred Units”) as further described below and in the press release. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.
On April 26, 2017, the Partnership issued a press release announcing that the Board declared a cash distribution for its Preferred Units for the quarter ended March 31, 2017, according to terms outlined in the Partnership Agreement. A cash distribution of $0.043 per Preferred Unit will be paid on May 15, 2017 to holders of record as of the close of business on May 8, 2017.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1 Press release dated April 26, 2017.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: April 26, 2017	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 26, 2017